                                                                   Exhibit 10.13

                      SECOND AMENDMENT TO LEASE AGREEMENT
                      -----------------------------------

     This Second Amendment to Lease Agreement ("Amendment") is dated effective
                                                ---------
as of the 1/st/ day of May, 2001, by and between DALMAC/GOLDCOR PROJECT NO. SHILOH III, LTD., a Texas limited partnership ("Landlord") and PANJA INC., a
                                                --------
Texas corporation ("Tenant").
                    ------

                               R E C I T A L S:

     WHEREAS, DalMac/GoldCor Real Estate Venture, Ltd., a Texas limited partnership, and Tenant did enter into that certain Lease Agreement dated November 22, 1999, as subsequently amended by that certain First Amendment to Lease Agreement (the "Amendment") dated as of January 10, 2000, and as further
                      ---------
amended by an Option Agreement (the "Option") dated October 1, 2000
                                     ------
(collectively, the Lease Agreement, the Amendment and the Option are referred to herein as the "Lease"); and
               -----

     WHEREAS, the Lease contemplated, pursuant to Rider 3, that the Base Rental be calculated and adjusted upon the completion of the initial construction following the Commencement Date, and by their execution of this Second Amendment the parties hereto desire to set forth their agreed calculations; and

     WHEREAS, during the course of the initial construction, at the request of Tenant, Landlord expended monies for portions of the Additional Tenant Finish Allowance, and the parties desire to reflect their understanding of the remaining obligations of Landlord as to the Additional Tenant Finish Allowance.

     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and adequacy of each of which is hereby expressly acknowledged, the parties hereto do hereby agree as follows:

     1.   Base Rental. As a result of the agreed calculations calculated by the
          -----------
parties, the Base Rental has been adjusted from $1,496,299.24 to $1,490,929.71, with the monthly installments being adjusted from $124,691.60 to $124,244.14 effective on the Commencement Date. Commencing on the fifth (5th) anniversary date of the Commencement Date until the last day of the calendar month in which the tenth (10th) anniversary of the Commencement Date occurs, an amount per annum equal to $1,640,022.68 payable in equal monthly installments of $136,668.55 each. To the extent that Landlord, at the request of Tenant, hereafter expends the balance of the Additional Tenant Finish Allowance as described below, the Base Rental calculations set forth in this Paragraph 1
                                                                -----------
shall be increased by multiplying the Additional Tenant Finish Allowance then expended by 10.10% and adding such increase to the Base Rental figures set forth above. By further agreement of the parties, Rider 3 to the Lease is hereby
                                            -------
deleted in its entirety from the Lease, and each party shall remove such Rider 3
                                                                         -------
from all file copies of the Lease.

     2.   Option. As a result of the execution of the Option referenced above,
          ------
the parties agree that Rider 4 to the Lease is deleted in its entirety and the Option Agreement substituted in its stead, and each party will remove Rider 4
                                                                      -------
from all file copies of the Lease.

     3.   Additional Tenant Finish Allowance. As a result of Tenant's request
          ----------------------------------
that Landlord expend portions of the Additional Tenant Finish Allowance prior to the Commencement Date, the parties agree that notwithstanding any provisions in the Lease to the contrary, the maximum amount of money that Landlord is obligated to make available to Tenant for the completion of the 30,000 square foot pod and Additional Tenant Finish Allowance is $752,549.00, not $900,000.00. Notwithstanding any provisions in the Lease and in particular in Rider 2 to the Lease, Landlord's sole obligation for additional
                 -------
allowances or Additional Tenant Finish Allowances are expressly limited to $752,459.00.

     4.   Acceptance of the Premises. By its execution hereof, Tenant confirms
          --------------------------
its prior acceptance of the Premises and satisfaction of all initial construction and punch list obligations of Landlord and of the various construction accountings required to calculate Base Rental and the Additional Tenant Finish Allowance obligations under the Lease.

     5.   Miscellaneous. Except as expressly modified herein, all remaining
          -------------
terms and conditions of the Lease Agreement shall remain in full force as set forth therein. Terms and provisions as utilized herein shall have the same meaning and effect as used in the Lease Agreement unless expressly modified herein.

     6.   Facsimile Signatures. For purposes of this Assignment, the parties
          --------------------
agree that they will accept and rely upon facsimile transmission and execution of this Assignment to be binding upon each other. To the extent the parties choose to rely upon execution by facsimile execution and transmission of this Assignment, the parties shall cause "ink signed originals" of the Assignment to be executed and distributed to each of the parties.

     7.   Counterparts. This Assignment may be executed in multiple counterparts
          ------------
(each of which is to be deemed an original for all purposes).

     EXECUTED as of the day and year first above written.

                              LANDLORD:
                              --------

                              DALMAC/GOLDCOR PROJECT NO. SHILOH
                              III, LTD., a Texas limited partnership

                              By:  DALMAC SHILOH-GOLD III, LTD.,
                                   A Texas limited partnership

                                   By:  DALMAC SHILOH III, INC.,
                                        A Texas corporation,
                                        General Partner

                                        By:  /s/ S Randall Hearne
                                           ---------------------------
                                              S. Randall Hearne,
                                              Secretary/Treasurer

                              TENANT:
                              ------

                              PANJA INC.,
                              a Texas corporation


                              By:  /s/ Paul D. Fletcher
                                 -------------------------------------
                                   Name: Paul D. Fletcher
                                        ------------------------------
                                   Title: Vice President & CFO
                                         -----------------------------